Exhibit 99.1

Apollo Debt Solutions BDC Launches with More Than $1 Billion in Assets Under Management

Continuously Offered BDC Breaks Escrow with Approx. $657 Million of Equity

Apollo Global Wealth Expands its Alternative Solutions for Individual Investors

New York, NY – January 11, 2022 – Apollo Debt Solutions BDC (“ADS” or the “Fund”) today announced that it has launched with more than $1 billion in assets under management. On Friday, January 7, the Fund broke escrow with approximately $657 million in equity net proceeds for its continuous public offering (the “Offering”). In connection with breaking escrow, the Fund issued and sold 26,258,912 shares of beneficial interest in the Offering. The Fund intends to continue selling shares in the Offering on a monthly basis.

The Fund invests primarily in directly originated assets, including debt securities, and in particular focuses on large-cap origination. The Fund is managed by an affiliate of Apollo (NYSE: APO), which has one of the world’s largest alternative credit businesses with approximately $341 billion in credit AUM.

Apollo Partner Earl Hunt, Chair and CEO of ADS, said, “We are pleased to break escrow and begin actively investing the Fund, leveraging our extensive experience across private credit, direct origination and our status as a preferred lending partner to thousands of companies and sponsors. We look forward to working with our distribution partners to continue growing ADS.”

Apollo’s Chief Client and Product Development Officer Stephanie Drescher added, “Individual investors have long been under-allocated to alternatives, and we believe this strong initial fundraise for ADS demonstrates the pent-up demand investors and their wealth advisors have for strategies of this kind. We’re excited for a growing set of investors and advisors to access Apollo’s asset management expertise through ADS and other current and prospective offerings.”

Apollo’s Global Wealth business is one of the Firm’s key strategic growth areas. The unit, focused on development and distribution of products for individual investors, has made significant new hires since its launch last year and, in December 2021, Apollo agreed to buy the wealth distribution and asset management businesses of Griffin Capital. Recently, Apollo also made venture equity investments in CAIS and iCapital, two of the leading technology platforms helping wealth and financial advisors access alternative strategies.

ADS is the first non-traded business development company sponsored by affiliates of Apollo and adds to a growing suite of solutions from the Firm that qualifying investors can access through their financial advisors. To learn more about the Fund and see important disclosures, please visit: https://gwms.apollo.com/debtsolutionsbdc.

About Apollo Debt Solutions BDC

Apollo Debt Solutions BDC (the “Fund”) is a regulated, non-listed BDC that provides individual investors access to investments targeted by the largest institutions. We believe it provides investors with a stronger and more diversified path to value than is typically available — and aims to offer a more beneficial risk-adjusted profile than public equivalents. The Fund focuses on senior secured large corporate direct origination, broadly syndicated loans, and, to a lesser extent, middle market direct lending. Together, we believe these attributes help position our BDC to perform.

About Apollo

Apollo is a global, high-growth alternative asset manager. In our asset management business, we seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade to private equity with a focus on three business strategies: yield, hybrid, and equity. For more than three decades, our investing expertise across our fully integrated platform has served the financial return needs of our clients and provided businesses with innovative capital solutions for growth. Through Athene, our retirement services business, we specialize in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Our patient, creative, and knowledgeable approach to investing aligns our clients, businesses we invest in, our employees, and the communities we impact, to expand opportunity and achieve positive outcomes. As of September 30, 2021, Apollo had approximately $481 billion of assets under management. To learn more, please visit www.apollo.com.

Forward-Looking Statements

Certain information contained in this communication constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. ADS believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or ADS’s prospectus and other filings). Except as otherwise required by federal securities laws, ADS undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Apollo Contact Information

For Investors:

Noah Gunn

Global Head of Investor Relations

(212) 822-0540

IR@apollo.com

For Media:

Joanna Rose

Global Head of Corporate Communications

(212) 822-0491

Communications@apollo.com